UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

Venus Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-440024	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue, 6th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 267-4568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	VENA	The Nasdaq Stock Market LLC
Units, each consisting of one ordinary share, par value $0.00001, one redeemable warrant to purchase one-half ordinary share and one right to acquire 1/10 of an ordinary share	VENAU	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	VENAR	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half ordinary share	VENAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

As previously reported, on June 10, 2021, Venus Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser” or “Venus”), VIYI Algorithm Inc., a Cayman Islands exempted company (the “VIYI” or the “Company”), Venus Merger Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (the “Merger Sub”), and WiMi Hologram Cloud Inc. (the “WiMi” or the “Majority Shareholder”), a Cayman Islands exempted company and the legal and beneficial owner of 73% of the issued and outstanding voting securities of VIYI, entered into a Merger Agreement (the “Merger Agreement”). After the consummation of the Business Combination, the Company will be renamed “MicroAlgo Inc.”

On November 10, 2022, at 10:00 a.m., Eastern time, the Company held an Extraordinary General Meeting of its stockholders of record (the “Extraordinary General Meeting”), at which the Company’s stockholders of record voted on the proposals set forth below, each of which is described in detail in the Definitive Proxy Statements filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2022.

As of September 28, 2022, the record date for the Extraordinary General Meeting, there were 6,050,000 ordinary shares, par value $0.00001 per share, of the Company (the “Company Common Stock”) issued and outstanding and entitled to vote at the Extraordinary Meeting. A total of 4,653,504 shares of the Company Common Stock, representing approximately 76.92% of the issued and outstanding shares of the Company Common Stock, were present in person by virtual attendance or represented by proxy at the Extraordinary General Meeting, constituting a quorum for the Extraordinary General Meeting. The final voting results for each proposal submitted to the stockholders of record of the Company at the Extraordinary General Meeting are included below.

Each of the proposals described below was approved by the Company’s stockholders of record.

Proposal 1:

Approval to amend Venus’ amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) to extend the date by which Venus must consummate a business combination to December 11, 2022 (the “Extension Proposal” or “Proposal 1”).

For	Against	Abstain
4,653,500	4	0

Proposal 2:

Approval to adjourn the Extraordinary General Meeting under certain circumstances, which is more fully described in the accompanying proxy statement, which we refer to as the “Adjournment Proposal” or “Proposal 2”.

For	Against	Abstain
4,651,097	2,407	0

Because all of the other proposals had received the required approval, this Proposal 2 was rendered moot and not voted at the Extraordinary General Meeting.

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As of October 19, 2022, the end of the redemption period with respect to the October 21, 2022 Company shareholders meeting to approve the business combination, the total number of shares of Company Common Stock submitted for redemption was 4,547,395. As of November 8, 2022, the end of the redemption period for the shares of the Company Common Stock with respect to the November 10, 2022 Extraordinary General Meeting to extend the term of the Company from November 11, 2022 to December 11, 2022, the total number of additional shares of Company Common Stock submitted for redemption was 12,064.

As of the date hereof, the total number of shares of Company Common Stock withdrawn from redemption is 36,755.

As of the date hereof, the total number of shares of Company Common Stock submitted for redemption (less any shares withdrawn from redemption) is 4,522,704 constituting 74.76% of the total number of issued and outstanding shares of Company Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 18, 2022	VENUS ACQUISITION CORPORATION

	By:	/s/ Yanming Liu
	Name:	Yanming Liu
	Title:	Chief Executive Officer

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